Exhibit 99.3

                                                                   [EXELON LOGO]
--------------------------------------------------------------------------------
News Release

From:      Exelon Corporation                             For Immediate Release
           Corporate Communications                       April 29, 2003
           P.O. Box 805379 Chicago, IL 60680-5379

Contact:   Don Kirchoffner, 312.394.3001
           Linda Marsicano, 312.394.3099

                    "The Exelon Way" Business Model Approved

Senior Management Appointments Include Oliver D. Kingsley, Jr. to President and Chief Operating Officer, Exelon Corporation; Pamela B. Strobel, Executive Vice President, to Chief Administrative Officer, Exelon Corporation; Kenneth G. Lawrence to Chairman, PECO; Michael B. Bemis to President, Exelon Energy Delivery; Frank M. Clark Continues as President, ComEd; Denis P. O'Brien to President, PECO; John F. Young to President, Exelon Power

Chicago (April 29, 2003) - Exelon Corporation today laid out its aggressive, all encompassing effort to become the best and most consistently profitable electricity and gas company in the United States. "The Exelon Way" will enable Exelon to meet its service and financial commitments while improving its cash flow by $300 - $600 million in cash savings annually.

Major components of The Exelon Way are:
     o Aggressively pursuing sustainable cash flow improvement by integrating and centralizing key functions; consolidating and aligning key business areas; and standardizing and simplifying key processes.
     o Rapidly creating a high-performance organization and culture of excellence by reinforcing accountability at all levels; accelerating the capacity for change; and emphasizing leadership development.

"The merger of Unicom and PECO has been highly successful and synergies have far exceeded expectations," says Rowe. "The Exelon Way is the next step in the evolution of Exelon and keeps the company moving forward to reach its full potential."

Rowe stressed that transitions that occur while implementing The Exelon Way will be seamless to customers. "The Exelon Way will enhance our business, not compromise it," says Rowe. "There will be no deterioration in safety, service, quality or reliability."

As part of this effort, major Exelon operating units - Generation (Nuclear, Power, Power Team) and Energy Delivery -- will now report to Oliver D. Kingsley, Jr., who has been appointed President and Chief Operating Officer of Exelon Corporation. Kingsley as COO will lead the integration of critical functions and the implementation of standards, processes, and discipline to ensure that all Exelon operating units meet operational and functional performance commitments.

The appointment of Kingsley as COO positions the company to achieve streamlined operations, simplify and standardize processes, and maximize efficiencies.

"We are taking the best operator I have ever known and giving him the ball to run with," says Rowe.

Kingsley was most recently Senior Executive Vice President, Exelon Corporation. In that role he was responsible for overseeing the operations of Exelon Nuclear, Exelon Power, the Business Services Company and Exelon Enterprises. He also led the successful Cost Management Initiative that for the full year 2002 achieved $340 million of sustainable savings relative to Exelon's original 2002 financial plan.

Another appointment driven by The Exelon Way initiative is that of Pamela B. Strobel, Executive Vice President, to Chief Administrative Officer, Exelon Corporation. Strobel will direct Business Services Company, Enterprises, Communications, and will also serve as Chair of the Exelon Corporate Strategy Committee. In that role she will facilitate, together with Randall Mehrberg, Exelon's Executive Vice President and General Counsel who leads the Corporate Development and Corporate Strategy group, the strategic direction of the corporation and chair the principal internal forum for assessment of major issues and strategic opportunities. Strobel will also maximize the value of Enterprises through continued execution of its "Path to Value" strategy going forward. Strobel joined ComEd in 1993 as General Counsel and most recently served as President and CEO, Exelon Energy Delivery. In 2002 under Strobel's leadership, Energy Delivery continued to dramatically improve its reliability and performance, resulting in all-time highs in customer satisfaction.

"Pam is one of Exelon's most thoughtful and versatile officers," says Rowe. "The company will greatly benefit from the many strengths she will bring to this position."

A key component of The Exelon Way is also maintaining the very strong regional presence that ComEd and PECO enjoy today, while combining the companies into one functional energy delivery unit. The companies will still be led by regional presidents to ensure continued line presence. However, consolidation of functions will result in significant efficiencies, process improvements and create value by lowering operating costs.

Rowe also announced the following senior management appointments:

Kenneth G. Lawrence, Chairman, PECO

     o Kenneth G. Lawrence, a 34-year veteran of PECO Energy, has been appointed to the position of Chairman of PECO effective May 5 and recently announced a retirement date of November 1, 2003. During his remaining tenure, Lawrence will provide advice and counsel to Exelon senior management. He will also work with community leaders to underscore the depth of Exelon's continuing presence and commitment in the Philadelphia region.

"Ken has been the leader of PECO in the Philadelphia region," says Rowe. "We will miss him but will take full advantage of his vast knowledge and experience during this transition period."

Michael B. Bemis, President, Exelon Energy Delivery

     o Michael B. Bemis is appointed President of Exelon Energy Delivery. As a major component of The Exelon Way, Bemis will focus on Energy Delivery's consolidation, which will achieve continued operating efficiencies, synergies and economies of scale. Bemis will also provide leadership to the Presidents of ComEd and PECO in ensuring performance that meets customer expectations for reliability and service. His principal office will be in Philadelphia. Bemis joined Exelon in August 2002 as President of Exelon Power where he oversaw the company's fossil, landfill gas and hydroelectric fleet of generating assets. Bemis has more than 20 years experience in the energy industry, much of it in electric distribution. Prior to joining Exelon, Bemis was with Entergy where he served as CEO for London Electricity PLC and as the Executive Vice President of Entergy's International Operations. In addition, he was Executive Vice President for Entergy Customer/Retail Services, President and COO of Louisiana Power & Light, and Executive Vice President of Arkansas Power & Light. Prior to joining Entergy, Bemis was a partner with Deloitte & Touche where he specialized in services for the electric utility industry.

"Mike has broad experience and a solid track record in consolidating and improving the cost and reliability of delivery operations," says Kingsley.

Denis P. O'Brien, President, PECO

     o Denis P. O'Brien will succeed Lawrence as President, PECO Energy. O'Brien has been Executive Vice President for PECO since November 2002 where he has been responsible for all day-to-day company-wide operations, including customer service and support functions. With a more than 20-year history at PECO, O'Brien has served as Vice President of Operations, Director of Operations for the BucksMont Region and Director of Transmission and Substations.

"Denis's extensive experience in PECO has prepared him well for this step," notes Kingsley. "We have a great deal of confidence in his abilities."

Frank M. Clark, President, ComEd

     o Frank M. Clark will continue in his role as President of ComEd, where he is responsible for overseeing the day-to-day operations of the company. Prior to Clark's appointment as President of ComEd, he served as Executive Vice President responsible for various functions including: Customer Service Operations; Marketing and Sales; Regulatory, Governmental and Community Affairs; Information Technology; Communications; Human Resources; Labor Relations; and Distribution Services. Since joining ComEd in 1966, he has held various positions in both corporate support and line functions.

John F. Young, President, Exelon Power

     o John F. Young will head Exelon Power as its President. Young will direct fossil and hydro operations and take a leadership role in generation portfolio optimization and developing and executing generation strategy in key Exelon market regions. Most recently Exelon Power's Chief Operating Officer, Young came to Exelon Power from Sierra Pacific Resources Corporation, where he was responsible for the operation of the company's fossil and hydro facilities, and heavily involved in developing trading and generation strategies. Prior to that, he was Executive Vice President of Southern Company Generation.

All senior management appointments are effective May 5, 2003.

This more integrated business model embraces Exelon's "One Company, One Vision" and enables a singular approach for managing operating processes and support. It is also the next step in the development of Exelon's culture of excellence and continuous improvement.



                                       ###

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in
              Chicago and trades on the NYSE under the ticker EXC.